Exhibit 99.1

Amro Albanna (00:00):

Jeff, we can get started.

Jeff Ramson (00:02):

Yeah, go ahead.

Amro Albanna (00:03):

Well, first of all, Jeff, thank you very much for doing this. I really appreciate you agreeing to do this. What we plan to do more often, so that way our stakeholders understand where we’re going, what’s going on with the company, and the whole objective here is to really provide some clarity to our direction. And I really couldn’t find a better person, especially for this first one because you do understand the company. You’ve been with us, you’ve been involved with us for some time right now, and you are an investor yourself. You’ve been on Wall Street and you are also in investor relations, so you do understand how retail institutional investors think. And I thought it would be great idea for us to have a conversation and cover the questions that came through the email and some of the questions that I’m seeing online. So thanks again, Jeff. Welcome. And we’ll go from there. Maybe you can just give a quick background introduction on yourself, your involvement with aditXt, and we’ll take it from there.

Jeff Ramson (01:08):

Sure, sure. Happy to Amro. Thanks for having me and thanks everyone for joining. So I’m Jeff Ramson. I am CEO of PCG Advisory. We’re a full service investor relations firm based in New York. I also manage a fund where we do invest a good amount of our allocation into microcap and small cap companies. I met Amro maybe six or seven years ago, and I was actually an early investor in the company when it was private. I remained as an investor in the company after it was public for quite a number of years. We also worked together for a number of years, Amro, in the beginning after your IPO. So I do know the company well and I know what it’s like from kind of all sides of this equation, from being an investor, being an investor relations professional. And I think I can hopefully represent what investors are looking for and would love to get out of this conversation.

Amro Albanna (02:04):

That’d be great, Jeff. And look, I mean, I know there were quite a few questions that came around the same topic, so maybe we can address those right away and then we can dig into the business. What is really aditXt? What is our business? What infliction points are we looking at? And frankly, some of the challenges that we, and how we plan to address some of those challenges. So to start with, I think at least one of the questions that came through is related to NASDAQ compliance. And I think there’s some misconception as far as dipping below a dollar in a 10 day period that will cause immediate delisting. That is not the case at all typically, and we’re not below a dollar number one, and we do have an 8K filed, which details the whole compliance situation with NASDAQ, but right now we’re not below a dollar and dipping below a dollar in a 10 day period will not cause NASDAQ delisting, automatic NASDAQ delisting, right? There is 180 day period where you can fix it. So I want to make sure that at least start with that. That is not an immediate issue for the company.

(03:24):

The second piece too, that we will discuss in more details, I think there was some confusion about our prospectus supplement filing Monday that is not a new equity line. We had an equity line, an agreement that was signed. We had an S3 and an S1 already filed already effective with the SEC online. And what we did Monday was moving the equity line to where the existing S3 provides the underlying shares. It was not a new equity line, it was an existing equity line, and we simply shifted that to the existing S3 to provide the underlying shares. And again, we’ll talk a little bit more about capital. Look, as a young company, as a microcap company, we must have the fuel to be able to fly. That’s just a fact. And we’ll talk a little bit about the concept of dilution, what it means and what it means to investors in the midterm and the long term. So I just wanted to get these couple pieces out first. And in fact, I will add one more, one more data point.

(04:41):

Again, microcap company…we’re not profitable. We have to have access to capital efficiently. That’s just a fact. That’s a fact of life. That’s a fact of microcap companies. And the alternative is either go out of business, which is not an alternative any stakeholder would want, obviously. To date, I believe, just to give a percentage out of the volume, since we had the ELOC effective, out of the total volume, I believe it was 5.4% that we used from the total volume that was traded for aditXt, that’s a very, very small volume. Now, I do understand that there is a lot of pressure on the stock there. Trust me, we want to know what’s going on. You get up every day, you end the day and there’s constant pressure on the stock. So it’s something that we also want to know because we keep moving the business forward, but we also have to deal with the pressure on the stock. And that’s why frankly, Jeff, you and I are working together to really begin figuring out how we can support the stock and provide that message with clarity to our stakeholders. We do have a great business here that must move forward.

Jeff Ramson (05:56):

Agreed, agreed. And listen, I do give you a lot of credit Amro, and I’m not just saying this for taking this approach to dealing with communications with shareholders, right? It is a challenging situation. It’s a little complex. So the clarity helps people sort out the information so they can make the proper decisions given what you just said. One thing I think that came through in a lot of the questions was maybe you can clarify the share count, I’m sorry, post reverse split and maybe some of the facts around that.

Amro Albanna (06:32):

Yeah, sure. So our current outstanding number of shares, and we did put it in filings. We sent NASDAQ the forms to update the number of shares. It is roughly 4.7 million shares right now. And immediately after the reverse split was 244,000. And we had couple events, obviously one we’re raising the capital using the equity line, but that’s a very small percentage. Again, 5.4%, 5.7% of the total volume. And number two, we had some conversions. We have existing preferred shareholders that converted and we had to issue common for them. So that was the result of these two issuances. But I would say, Jeff, again, you’re an expert. You’re in the market every single day without, with other companies, still a small outstanding number of shares given the business and what we’re trying to accomplish and given the capital needs, frankly, and the conditions of the market.

Jeff Ramson (07:37):

Right. Agreed. Agreed. So I think what, as far as capital markets go, I think one of the theme, a lot of the questions is how will you continue to fund the company and how do you make these acquisitions? And I don’t want to overstep the vision for the company, whichever order you want to go, but I think maybe this is a good way to start. Just maybe talk about how do you plan to complete these acquisitions.

Amro Albanna (08:09):

Right. So look, it is a balancing act that is more challenging in tougher market conditions. So two, three years ago, raising money, the terms were a lot easier on the issuer. Again, that’s a fact. As markets became more challenging, it’s become that much more challenging for companies to raise money. But let me tell you what it is. Ultimately, aditXt as a company, the health of the company and the growth and the future of the company will depend on three factors. Number one, a business. We have to have a business, we have to have a future. And we’ll talk a little bit more about that, Jeff, as far as Adimune™ program, as far as the Pearsanta™ program, as far as the two potential acquisitions, Appili and Evofem. But that is the business and that’s how we see creating value in 2025, 26, 27 and beyond. That’s number one.

(09:10):

So do we have a business, and I believe wholeheartedly, this is a solid business position for growth. Number two, we have to address the overhang, overhang on our cap table, whether it’s preferred overhang, in terms of payables, overhang in terms of notes and debt, we have to address that. And we are working deliberately as we speak on cleaning up the overhang to improve the health of the company. And finally, number three, which is a must. You have to be able to access capital efficiently. At least you have to be able to access capital. And the goal here is to access it efficiently. So few months ago we filed for a shelf, it’s a shelf registration. Now we have access to it, and our audience can go online, they can look at all the dates, the filings, all the stuff that’s out there. But it provides us the ability to access capital timely and efficiently because a company, again, that is not making profit, has to have that capital to grow. If we don’t, there is no business. But we positioned ourselves again to have an equity line and a shelf to be able to access the capital again in timely manner so we can support and finance our growth.

Jeff Ramson (10:34):

Agreed. Agreed. Do you want to talk a bit about the preferred structures and maybe the relationship with some of those investors? Because I think that might be important for people to understand.

Amro Albanna (10:45):

Yeah, look, and Jeff, as part of our introduction, I should have actually said, look, you and I talked yesterday. Obviously we talk all the time. And I said, don’t shy away from any question, whether it’s a question that came through or a question that you have. It doesn’t matter how difficult the question is, we want to make sure people understand what is the opportunity, what are the challenges, what are we doing about it? So a big part of our preferred came as part of the Evofem transaction. That’s number one. Another part of our preferred came as part of the prior transactions with Brain Scientific almost a year ago. And then a third group of preferred came because we raised some money since last December. So those exist. So we as a company, and there are all kinds of legal conditions, but in general there are some that will require shareholder votes, some that will require registrations, some that we have the rights to redeem.

(11:52):

But ultimately from our shareholders’ point of view and future shareholders’ point of view, we are looking to streamline our cap table. So it just becomes common. Again, it’s not today, it’s not tomorrow. But that’s something that we started and we’ve made pretty good progress and we’re working very closely with the holders to understand where the company’s going and a plan to basically redeem those preferred, again, it’s not today, it’s not tomorrow. It is a plan, but our goal here is to address our cap table. I mean, look, it’s not that complicated, but it’s something that needs to be addressed, certainly in my view.

Jeff Ramson (12:36):

Right. Agreed, agreed. Now listen again, I think that I’ve seen a lot of companies go through these challenges. I give you really a lot of credit for how you’re going about it, how communicating it to your shareholders and others. And it kind of leads me to the conversation you and I have had for many, many years about stakeholders. And we take a broader view of the marketplace. There’s investors, there’s all kinds of stakeholders, and given what you’re doing, maybe we want to talk a bit about how aditXt is focusing on a broad range of stakeholders in your mission.

Amro Albanna (13:18):

So that really gets into the business. What is our business? And it is important for stakeholders especially that are either considering or current shareholders of or current stakeholders of aditXt, you ultimately have to understand what the value proposition is. What is it that we’re trying to do? So the reality is there are innovations, promising innovations out there, health specifically in our case, that have the potential to address some of our most pressing health challenges. But those innovations will never see the light of day. And we created aditXt, as a business model where we can identify those innovations in the form of business like Adimune™ or Pearsanta™ or Evofem or Appili. These again, our potential acquisitions, the last two. And we look to grow them to a position where they can address those challenges and create an opportunity for all stakeholders. So stakeholders, if it’s patients, now, patients will have the opportunity to have access to those solutions if it’s shareholders.

(14:42):

As we create value, we believe a value creation will be reflected on aditXt upon our success, our partners and vendors that frankly we wouldn’t be here without today, will also benefit from the success of aditXt. So we have an ecosystem of stakeholders, and believe me, this is not easy, but I’ll tell you the reason we’re here is because we have a tremendous team, tremendous partners that are working with us because they do see the opportunity with aditXt. And I’d love to literally just for us to touch on what we have without getting into all the details. And I will say it again, all the risk factors are online. I mean, everything is online. I mean, we have thousands and thousands of pages of what the conditions are. But you got to go back - Adimune™, Adimune™ to those who haven’t heard it before.

(15:44):

Imagine having a therapeutic with the potential of retraining the immune system to address autoimmunity instead of suppressing the immune system. And the plan is upon regulatory approvals and upon certain conditions is to go into human trials mid 2025. Imagine that one of our partners is the Mayo Clinic, specifically for stiff person syndrome in addition to the type one diabetes and psoriasis in Germany, that is planned next year as well. That’s number one. Number two, Pearsanta™ with MDNA and Pearsanta™ has multiple platforms, but just with MDNA, imagine being able to have a cancer test with a noninvasive blood sample.

(16:35):

We’re starting with prostate cancer as we announced and as we reported followed by ovarian cancer and endometriosis. While it’s not oncology, it is also part of that commercial launch. So endometriosis first, prostate cancer second, and we’re looking at mid 2025 for that commercial launch. Now, Appili, I can talk about Appili for some time, but look at some of the infectious diseases that they could potentially address and as a platform for developing vaccines and infectious diseases. One of their programs is already commercial, already commercial and two other programs, one of which is fully funded by the U.S. Air Force. And there is a potential monetary value, potential monetary value of priority review vouchers. And it depends on what numbers you look at. That’s a hundred to $150 million each. Right? And finally, with Evofem and Women’s Health. Women’s Health sector requires a lot of attention because it is a great opportunity for innovations to be deployed in that sector and to provide for women all over the world. And that’s why we’ve been working very closely with Evofem on a a program for women’s health. So you can see how aditXt can transition from a 2024 speculative company to a 2025 company with fundamentals. Of course. Again, I will repeat all kinds of risk factors because we’re still young. We’re still young, but we’re young with significant opportunity in my view, and certainly in our partner’s view. Otherwise they wouldn’t continue to engage.

Jeff Ramson (18:21):

Right. Agreed. Agreed. That’s great. I know that the plan is to have a continual or regular type of communication in this format. Is that correct?

Amro Albanna (18:32):

Absolutely.

Jeff Ramson (18:34):

Okay. So, I think you’ve covered a lot of the key points you wanted to regarding capital markets, the NASDAQ, some clarification around NASDAQ regarding share price and qualifications for remaining on NASDAQ and the ELOC and certainly the capital market structure shares outstanding, things like that. I think that might be something you probably have to address on a regular basis as you’re progressing. Those questions will probably continue to come in, and you could always certainly talk more about the development of the business. Is there anything else that we’ve missed or anything else that I didn’t ask that you want to address here? Now, I know you want to keep this relatively brief this time.

Amro Albanna (19:20):

So no, Jeff, I think we covered all the bases. Look, I mean, we as a public company, we’re certainly becoming more and more visible. In fact, yesterday I think you forwarded me an email saying that we’re trending on social. Look, when it comes to investors specifically, you have investors that come in and buy because they believe in the company, they believe in the future, they understand the risk, but they do see the potential. And of course you have traders. We can’t address trading. I mean, everybody has their own trading strategy. Obviously, you trust us when we say we don’t want the stock to be down either, right? It’s not something that we want. But for investors and for stakeholders, there is a real opportunity here with aditXt, with all the programs, with all the programs that we have. There is a real opportunity.

Amro Albanna (20:18):

And the question is how do we navigate through the challenges, whether it’s market conditions or our own challenges, how do we navigate to get there? And I can tell you we are, I mean, we are addressing, we have clear path, we have clear plan to make sure that we don’t end up just another company just like the past couple of years going out of business. So it is important for us to engage our stakeholders. Look, I also look at StockTwits. I see the comments. And yesterday, like we talked, I encourage we will have more ways of engaging people publicly, including StockTwits. Look, ask questions, right? Speak your mind. And this can only be successful when all stakeholders understand where we’re going and what challenges we need to overcome and more importantly, what we’re doing about it. And we’re doing that every single day. And just speaking for the team and our partners, I think people need to understand, look, I mean, I don’t even know what our equity is. When we do our reverse split, it impacts us as well, not just the public and everybody else.

Amro Albanna (21:29):

I mean, I can’t tell you how many times our team went home without a paycheck. That’s a given. And the executive team goes home without a paycheck to make sure that the rest of the team goes home with a paycheck. I can’t tell you how many vendors and partners stuck around not getting paid to make sure that we continue moving forward. Why? Because we do believe that the opportunity to retrain the immune system instead of suppressing the immune system is well worth it. The opportunity for someday to have a cancer test that happens automatically when you take a blood sample is worth it. The opportunity of creating a vaccine for some of the deadliest infectious diseases is worth it. The opportunity to deploy women’s health and innovations that women all over the world need is worth it. So that’s why I’m here and that’s why my team is here and that’s why you’re here. And that’s why our partners are here. So we want to make sure, and we do owe it. In fact, it is our responsibility to continue educating stakeholders on what it is that we’re trying to do, what the challenges are. I think you’ve known me for years, if it is, I’m going to say it. If it’s not, I’m going to say it. It is what it is, it’s not what it’s not. And that’s why we’re here.

Jeff Ramson (22:57):

Again, I really sincerely want to applaud you for your efforts here. And I’ve seen what you’ve done and your commitment, your dedication, your perseverance, it’s really unparalleled. I mean that sincerely. Listen, we can’t control everything, but I think the effort you put in and the team you’ve engendered is really wonderful. And I look forward to continuing these conversations and making sure everyone’s fully aware. And again, we’ll get better and better at this. We’ll cover more and more ground. But I think it’s just, if people can start to depend on this communication, I think it’ll be very, very helpful.

Amro Albanna (23:36):

Absolutely, Jeff, and again, I really appreciate you doing this. You’ve been a great partner throughout the years. Thank you very much.

Jeff Ramson (23:43):

Of course. Thank you Amro. And thanks everyone for joining. And I should say we’ll communicate about the next event.

Amro Albanna (23:50):

Great. Thank you. And thank you everybody. Alright,

Jeff Ramson (23:52):

Thank you. Bye.